Exhibit 99.1

EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports First-Quarter 2015 Results

Highlights:

•	GAAP income from continuing operations of $102 million, or $0.30 per share

•	Non-GAAP income from continuing operations of $139 million, or $0.41 per share(1)

•	Orders of $995 million and revenues of $1.03 billion

•	Second-quarter fiscal year 2015 revenue guidance of $985 million to $1,005 million, and non-GAAP earnings guidance of $0.37 to $0.41 per share(2)

•	Fiscal year 2015 revenue guidance of $4.06 billion to $4.12 billion, and non-GAAP earnings guidance at $1.67 to $1.73 per share(2)

SANTA CLARA, Calif., Feb. 17, 2015 - Agilent Technologies Inc. (NYSE: A) today reported orders of $995 million, up 2 percent over one year ago, for the first fiscal quarter ended Jan. 31, 2015, and revenues of $1.03 billion, also up 2 percent compared with one year ago. Orders and revenues each grew 6 percent on a currency adjusted basis (3).

First-quarter GAAP income from continuing operations was $102 million, or $0.30 per share. Last year’s first-quarter GAAP income from continuing operations was $121 million, or $0.36 per share.

During the first quarter, Agilent had intangible amortization of $43 million, transformation costs of $12 million and a tax benefit of $24 million. Excluding these items and $6 million of other net costs, Agilent reported first-quarter adjusted income from continuing operations of $139 million, or $0.41 per share(1).

“Agilent delivered a solid start to the year,” said Bill Sullivan, Agilent CEO. “The strength of our core analytical business drove our success, offsetting currency headwinds and challenges within our diagnostics and genomics business.”

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“Looking ahead, we are confident in the strength of our new product portfolio to sustain growth as well as our ability to address some current business challenges and accelerate achievement of our long-term operating model,” said Mike McMullen, Agilent president, COO and CEO-elect.

Given the reorganization of Agilent’s businesses, announced in November 2014, Q1 financial results for the company’s three new business units reference restated comparisons.

First-quarter revenues of $547 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) rose 2 percent year over year (up 5 percent adjusted for currency(3)) on broad-based growth across most product lines and regions. LSAG’s operating margin was 19.6 percent in the quarter.

Q1 revenues of $331 million from the Agilent CrossLab Group (ACG) rose 5 percent year over year (up 10 percent adjusted for currency(3)), reflecting solid growth across Agilent’s analytical services and consumables business. ACG’s operating margin was 20.7 percent in the quarter.

First-quarter revenues of $148 million from the Diagnostics and Genomics Group (DGG) declined 6 percent year over year (down 1 percent adjusted for currency(3)). Strength in companion diagnostics was offset by regulatory expenses and manufacturing issues that were resolved late in the quarter. DGG’s operating margin was 0.5 percent in the quarter.

Agilent’s second-quarter 2015 revenues are expected to be in the range of $985 million to $1,005 million. Second-quarter non-GAAP earnings are expected to be in the range of $0.37 to $0.41 per share(2).

For fiscal year 2015, Agilent expects revenues of $4.06 billion to $4.12 billion and non-GAAP earnings of $1.67 to $1.73 per share(2). The guidance is based on Jan. 31, 2015 exchange rates. Foreign currency movements have a very negative impact on Agilent’s revenues and profits, but the company has taken actions on all fronts to mitigate the effects.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenues of $4.0 billion in fiscal 2014. The company employs about 12,000 people worldwide. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its first-quarter FY2015 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2015 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 5:30 p.m. PT today through Feb. 24 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering passcode 62070053.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the second quarter and full fiscal year 2015. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2014. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)
Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share exclude primarily the impacts of acquisition and integration costs, pre-separation costs, transformation initiatives and restructuring costs, NMR business exit, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)
Non-GAAP earnings per share as projected for Q2 FY15 and full fiscal year 2015 excludes primarily the impact of acquisition and integration costs, future restructuring costs, asset impairment charges and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $45 million per quarter.

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(3)
Revenue excluding the impact of currency is a non-GAAP measure. A reconciliation between GAAP revenue and non-GAAP revenue is set forth on page 7 of the attached tables along with additional information regarding the use of this non-GAAP measure.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2015	2014	Inc/(Dec)
Orders	$995	$979	2%

Net revenue	$1,026	$1,008	2%

Costs and expenses:
Cost of products and services	513	498	3%
Research and development	88	88	—
Selling, general and administrative	310	298	4%
Total costs and expenses	911	884	3%

Income from operations	115	124	(7)%

Interest income	2	2	—
Interest expense	(16)	(29)	(45)%
Other income (expense), net	12	—	—

Income from continuing operations before taxes	113	97	16%

Provision (benefit) for income taxes	11	(24)	—

Income from continuing operations	102	121	(16)%

Income (loss) from discontinued operations, net of tax	(30)	74	—

Net income	$72	$195	(63)%

Net income per share - Basic:
Income from continuing operations	$0.30	$0.37
Income (loss) from discontinued operations	$(0.09)	$0.22
Net income per share - Basic	$0.21	$0.59

Net income per share - Diluted:
Income from continuing operations	$0.30	$0.36
Income (loss) from discontinued operations	$(0.09)	$0.22
Net income per share - Diluted	$0.21	$0.58

Weighted average shares used in computing net income per share:
Basic	336	333
Diluted	338	338

Cash dividends declared per common share	$0.100	$0.132

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2015	2014
Net Income	$72	$195

Other comprehensive income (loss), net of tax:

Unrealized loss on investments	—	(3)
Unrealized gain (loss) on derivative instruments	7	(2)
Amounts reclassified into earnings related to derivative instruments	(3)	—
Foreign currency translation	(265)	(55)
Net defined benefit pension cost and post retirement plan costs:
Amortization of actuarial net loss	4	13
Amortization of net prior service benefit	(2)	(8)
Other comprehensive loss	(259)	(55)

Total comprehensive income (loss)	$(187)	$140

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	January 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,118	$2,218
Accounts receivable, net	615	626
Inventory	560	574
Other current assets	389	261
Current assets of discontinued operations	—	1,821
Total current assets	3,682	5,500

Property, plant and equipment, net	610	631
Goodwill	2,352	2,507
Other intangible assets, net	559	649
Long-term investments	90	96
Other assets	226	306
Non-current assets of discontinued operations	—	1,142
Total assets	$7,519	$10,831

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$257	$302
Employee compensation and benefits	183	228
Deferred revenue	278	260
Other accrued liabilities	210	289
Current liabilities of discontinued operations	—	623
Total current liabilities	928	1,702

Long-term debt	1,658	1,663
Retirement and post-retirement benefits	194	209
Other long-term liabilities	499	545
Long-term liabilities of discontinued operations	—	1,411
Total liabilities	3,279	5,530

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 609 million shares at January 31, 2015 and 608 million shares at October 31, 2014, issued	6	6
Treasury stock at cost; 273 million shares at January 31, 2015 and 273 million shares at October 31, 2014	(9,813)	(9,807)
Additional paid-in-capital	8,957	8,967
Retained earnings	5,348	6,466
Accumulated other comprehensive loss	(261)	(334)
Total stockholders' equity	4,237	5,298
Non-controlling interest	3	3
Total equity	4,240	5,301
Total liabilities and equity	$7,519	$10,831

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

Three Months Ended
January 31,
2015
Cash flows from operating activities:
Net income	$72
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	68
Share-based compensation	22
Excess and obsolete inventory related charges	4
Other non-cash expenses, net	3
Changes in assets and liabilities:
Accounts receivable	(15)
Inventory	(5)
Accounts payable	(39)
Employee compensation and benefits	(34)
Other assets and liabilities	(96)
Net cash used in operating activities (a)	(20)

Cash flows from investing activities:
Investments in property, plant and equipment	(32)
Change in restricted cash and cash equivalents, net	1
Net cash used in investing activities	(31)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	8
Treasury stock repurchases	(6)
Payment of dividends	(34)
Net transfer to Keysight	(796)
Net cash used in financing activities	(828)

Effect of exchange rate movements	(31)

Net decrease in cash and cash equivalents	(910)

Cash and cash equivalents at beginning of period	3,028
Cash and cash equivalents at end of period	$2,118

(a) Cash payments included in operating activities:
Severance payments	$7
Income tax payments, net	$73

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2015	Diluted EPS	2014	Diluted EPS
GAAP Income from continuing operations	$102	$0.30	$121	$0.36
Non-GAAP adjustments:
Restructuring and other related costs	—	—	(2)	(0.01)
Acceleration of share-based compensation related to workforce reduction	1	—	—	—
Intangible amortization	43	0.13	49	0.14
Transformational initiatives	12	0.04	3	0.01
Acquisition and integration costs	1	—	6	0.02
Pre-separation costs	—	—	2	0.01
Nuclear Magnetic Resonance (NMR) business exit	3	0.01	—	—
Unallocated corporate costs	—	—	10	0.03
Other	1	—	1	—
Adjustment for taxes (a)	(24)	(0.07)	(50)	(0.15)
Non-GAAP Income from continuing operations	$139	$0.41	$140	$0.41

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2015 and 2014 , management uses a non-GAAP effective tax rate of 20% and 16%, respectively, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from continuing operations and non-GAAP income from continuing operations per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, NMR business exit and pre-separation costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees.

Transformational initiatives include expenses incurred in the period associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Pre-separation costs include Agilent-specific incremental expenses incurred in order to effect the separation, through November 1, 2014 distribution date.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles, net loss on debt extinguishment and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q1'15	Q1'14	Q4'14
Orders	$488	$489	$620
Revenues	$547	$537	$539
Gross Margin, %	56.1%	56.2%	57.1%
Income from Operations	$107	$105	$109
Operating margin, %	19.6%	19.6%	20.2%

Diagnostics and Genomics Group

	Q1'15	Q1'14	Q4'14
Orders	$158	$156	$171
Revenues	$148	$157	$172
Gross Margin, %	48.9%	58.3%	54.0%
Income from Operations	$1	$19	$26
Operating margin, %	0.5%	12.3%	14.9%

Agilent Crosslab Group

	Q1'15	Q1'14	Q4'14
Orders	$349	$334	$353
Revenues	$331	$314	$332
Gross Margin, %	50.1%	48.5%	48.5%
Income from Operations	$68	$69	$78
Operating margin, %	20.7%	22.0%	23.6%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, NMR business exit and pre-separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP			Currency Adjustments (a)	Currency-Adjusted
Revenue by Segment	Q1'15	Q1'14	Year-over-Year % change	Q1'15	Q1'15	Q1'14	Year-over-Year % change

Life Sciences and Applied Markets Group	$547	$537	2%	$(18)	$565	$537	5%

Diagnostics and Genomics Group	148	157	(6)%	(8)	156	157	(1)%

Agilent Crosslab Group	331	314	5%	(14)	345	314	10%

Agilent	$1,026	$1,008	2%	$(40)	$1,066	$1,008	6%

.
(a) We compare the year-over-year change in revenue excluding the effect of foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the impact of currency is estimated based on our current information.